Exhibit 99.1
July 24, 2026

Bank of America Increases Common Stock Dividend 14% to $0.32 Per Share

CHARLOTTE, NC – Bank of America Corporation today announced that the Board of Directors declared a regular quarterly cash dividend on Bank of America common stock of $0.32 per share, up $0.04 from the prior quarter, an increase of 14%. The dividend is payable on September 25, 2026 to shareholders of record as of September 4, 2026.

“The increase in our dividend reflects the strength of our earnings, the power of our franchise and our confidence in Bank of America’s ability to drive long-term growth and create value for shareholders,” said Bank of America Chair and CEO Brian Moynihan. “Today’s announcement also reflects our continued commitment to return excess capital to shareholders while supporting economic growth, investing in clients and communities, and maintaining strength and stability through the economic cycle.”

The company also continues to repurchase common stock under a $40 billion authorization from the Board of Directors, which has been in effect since August 1, 2025. In the first half of 2026, the company repurchased $13.2 billion of common stock and paid $4 billion in dividends. As of June 30, 2026, the current share repurchase program had approximately $17 billion in common stock repurchases remaining.

Bank of America’s ability to make capital distributions depends, in part, on its ability to maintain regulatory capital levels above minimum capital requirements. The timing and amount of common stock repurchases made pursuant to the Bank of America common stock repurchase program are subject to various factors, including the company’s capital position, liquidity, financial performance and alternative uses of capital, stock trading price, regulatory requirements and general market conditions, and may be suspended or discontinued at any time. Such repurchases may be effected through open market purchases or privately negotiated transactions, including repurchase plans that satisfy the conditions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

The Board also declared a regular quarterly cash dividend of $1.75 per share on the 7% Cumulative Redeemable Preferred Stock, Series B. The dividend is payable on October 23, 2026 to shareholders of record as of October 9, 2026.

Forward-looking statements

Certain statements contained in this news release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the current expectations, plans or forecasts of Bank of America based on available information. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like "expects," "anticipates," "believes," "estimates," "targets," "intends," "plans," "predicts," "goal" and other similar expressions or future or conditional verbs such as "will," "may," "might," "should," "would" and "could." Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent Bank of America's current expectations, plans or forecasts of its future results, revenues, expenses, dividends, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of its future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements due to a variety of factors. You should not place undue reliance on any forward-looking statement and should consider all of the precautionary statements, uncertainties and risks discussed in Bank of America's filings with the Securities and Exchange Commission (SEC), including in Bank of America’s Current Report on Form 8-K dated July 23, 2025, announcing Bank of America’s common stock repurchase program, under Item 1A. "Risk Factors" of Bank of America's Annual Report on Form 10-K for the year ended December 31, 2025, and in any of Bank of America's other subsequent SEC filings.

Bank of America

Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving more than 69 million clients with approximately 3,500 retail financial centers, approximately 15,000 ATMs (automated teller machines) and award-winning digital banking with approximately 60 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. As the #1 small business lender in the United States (FDIC), Bank of America offers industry-leading support to approximately 4 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries and/or jurisdictions. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

Investors may contact

Lee McEntire, Bank of America
Phone: 1.980.388.6780
lee.mcentire@bofa.com

Jonathan G. Blum, Bank of America (Fixed Income)
Phone: 1.212.449.3112
jonathan.blum@bofa.com

Reporters may contact

Jocelyn Seidenfeld, Bank of America
Phone: 1.646.743.3356
jocelyn.seidenfeld@bofa.com